UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2024 (March 4, 2024)

CLARIVATE PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands

(State or other jurisdiction of incorporation or organization)

001-38911	N/A
(Commission File Number)	(I.R.S Employer Identification No.)

70 St. Mary Axe

London EC3A 8BE
United Kingdom

(Address of Principal Executive Offices)(Zip Code)

(Registrant’s Telephone Number, Including Area Code (44) 207-433-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares	CLVT	New York Stock Exchange
5.25% Series A Mandatory Convertible Preferred Shares, no par value	CLVT PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

In connection with Exor N.V.’s investment in the Company, the Company has entered into an Investment Agreement with Exor dated as of March 4, 2024.

Under the terms of the Investment Agreement, the Company has agreed to include in the Board’s slate of nominees, for election as director at the 2024 annual meeting of shareholders, Suzanne Heywood, Exor’s Chief Operating Officer, or if Ms. Heywood becomes unavailable to serve as director, another individual designated by Exor and reasonably acceptable to the Company’s Board (the “Exor Designee”).  The Exor Designee will be required to promptly tender his or her resignation from the Board at such time at which Exor beneficially owns less than 5% of the Company’s issued and outstanding ordinary shares.

Until the Fallaway Date (defined below), Exor will be subject to certain customary standstill restrictions under the Investment Agreement, including: not to acquire additional shares that would result in Exor beneficially owning more than 17.5% of the Company’s issued and outstanding ordinary shares; not to publicly offer to acquire the Company; and not to participate or engage in any solicitation of proxies with respect to any voting securities of the Company.

The standstill restrictions will terminate on the earliest of the date (“Fallaway Date”) that is (i) the date on which the Exor Designee (if willing to stand) is not nominated for election or if nominated is not elected at an applicable shareholder meeting and (ii) the date on which Exor beneficially (together with economic positions through derivative instruments) owns less than 5% of the Company’s issued and outstanding ordinary shares.

The standstill restrictions will also terminate if (i) the Company enters into an agreement with a third party for the acquisition of more than 40% of the Company’s outstanding voting securities or (ii) the Company provides any other person with confidential information for the purposes of allowing a person to evaluate an acquisition of the Company without entering into a confidentiality agreement containing customary standstill provisions or (iii) a third party commences a tender offer for a majority of the outstanding voting securities of the Company and the Company’s Board does not recommend against such tender offer.

The above is a summary of the key terms of the Investment Agreement, does not purport to be a complete summary of all its terms, and is qualified by the full text of the Investment Agreement which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

No.	Description
10.1	Investment Agreement dated as of March 4, 2024, by and between Clarivate Plc and Exor N.V.
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLARIVATE PLC

Date: March 4, 2024	By:	/s/ Jonathan Gear
	Name:	Jonathan Gear
	Title:	Chief Executive Officer